CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $1.00 per share	3,593,444	$25.92	$93,142,068.48	$6,641.03

NOTES:

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the Registrant is also registering an indeterminable number of shares of Common Stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on February 12, 2010.

PROSPECTUS SUPPLEMENT
To Prospectus Dated February 11, 2010	Filed pursuant to Rule 424(b)(3)
SEC File No. 333-155169

3,593,444 Shares

Sunoco, Inc.

COMMON STOCK

The Sunoco, Inc. Master Retirement Trust (the “Selling Shareholder”) is offering 3,593,444 shares of common stock, par value $1.00 per share (the “Common Stock”) of Sunoco, Inc. (the “Company”), contributed by the Company to the Selling Shareholder in a private transaction. The shares of Common Stock are held by The Bank of New York Mellon, as Trustee of the Selling Shareholder, and may be offered for sale, from time to time, upon the instructions of Evercore Trust Company, N.A. or its successor, the independent, third party investment fiduciary appointed to manage the shares of Common Stock.

The shares of Common Stock to which this prospectus supplement relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange (the “NYSE”), and at prevailing market prices or negotiated prices, all as more fully described under “Plan of Distribution.” The proceeds from the sale of the shares of Common Stock to which this prospectus relates are solely for the account of the Selling Shareholder. The Company will not receive any of the proceeds from such sales. See “Use of Proceeds” in the accompanying prospectus.

Our Common Stock trades on the NYSE under the symbol “SUN.” On February 12, 2010, the last reported sale price of our Common Stock on the NYSE was $25.92.

Investing in our Common Stock involves certain risks. You should carefully consider the risks described under the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated February 11, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 12, 2010.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document, including the information incorporated by reference, or to which we have referred you. We have not authorized anyone to provide you with information that is different. Before purchasing any Common Stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” in the accompanying prospectus. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of the prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING INFORMATION

Some of the information contained in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements discuss estimates, goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “scheduled,” “should,” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. In addition, statements in this prospectus supplement (including documents incorporated by reference) concerning future dividend declarations are subject to approval by our Board of directors and will be based upon circumstances then existing. Such risks and uncertainties include, without limitation:

•	General economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations;

•	Changes in refining, marketing and chemical margins;

•	Changes in coal and coke prices;

•	Variation in crude oil and petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation;

•	Effects of transportation disruptions;

•	Changes in the price differentials between light-sweet and heavy-sour crude oils;

•	Changes in the marketplace which may affect supply and demand for Sunoco’s products;

•	Changes in competition and competitive practices, including the impact of foreign imports;

•	Effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand;

•	Age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties;

•	Changes in the expected operating levels of Company assets;

•	Changes in the level of capital expenditures or operating expenses;

•

Effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions);

•	Changes in the level of environmental capital, operating or remediation expenditures;

•	Delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation);

•	Changes in product specifications;

•	Availability and pricing of ethanol and related RINs (Renewable Identification Numbers) used to demonstrate compliance with the renewable fuels standard for credits and trading;

•	Political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities;

•	Military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil;

•	Ability to conduct business effectively in the event of an information systems failure;

•	Ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses;

•	Ability to effect divestitures under favorable terms;

•	Ability to enter into joint ventures and other similar arrangements under favorable terms;

•	Changes in the availability and cost of equity and debt financing, including amounts under the Company’s revolving credit and accounts receivable securitization facilities;

•	Performance of financial institutions impacting the Company’s liquidity, including those supporting the Company’s revolving credit and accounts receivable securitization facilities;

•	Impact on the Company’s liquidity and ability to raise capital as a result of changes in the credit ratings assigned to the Company’s debt securities or credit facilities;

•	Changes in credit terms required by suppliers;

•	Changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of the Company’s insurers to meet their obligations;

•	Changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions;

•	Changes in financial markets impacting pension expense and funding requirements;

•	Risks related to labor relations and workplace safety;

•	Nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners;

•	Changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming;

•	Claims of the Company’s noncompliance with statutory and regulatory requirements; and

•

Changes in the status of, or initiation of new, litigation, arbitration, or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration, or other proceedings, including natural resource damage claims.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and the accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.

RISK FACTORS

Investing in our Common Stock involves risk. You should carefully consider all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to make an investment. In particular, you should carefully consider the risks and uncertainties included in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our other filings with the Securities and Exchange Commission, which are incorporated by reference into the accompanying prospectus as well as those referred to below and in the “Forward-Looking Statements” section in the accompanying prospectus. These risks and uncertainties are not the only ones we may face. Additional risks and uncertainties not presently known to us also may impair our business operations. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected, the value of our Common Stock could decline significantly and you may lose all or part of your investment.

Risks Relating to Ownership of Our Common Stock

The market price and trading volume of our Common Stock may be volatile, which may make it difficult for you to resell your shares of Common Stock when you want or at prices you find attractive. The market price of our Common Stock may fluctuate in response to the following factors, some of which are beyond our control:

•	fluctuations in our operating results, including results that vary from expectations of management, analysts and investors;

•	changes in investors’ and analysts’ perception of the business risks and conditions of our business;

•	broader market fluctuations;

•	general financial, economic and political conditions;

•	regulatory changes affecting our industry generally, or our business and operations;

•	announcements of strategic developments, acquisitions, financings and other material events by us, or our competitors;

•	the sale of a substantial number of shares of our Common Stock held by existing security holders in the public market; and

•	general conditions in the industries in which we operate.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, make it difficult to predict the market price of our Common Stock in the future and cause the value of your investment to decline. In addition, there may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

Except for such shareholder approval as may be required by applicable regulations of the NYSE, we are not restricted from issuing, and shareholder approval is not required to issue, additional Common Stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public market could depress the market price of our Common Stock. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

You may not receive dividends on the Common Stock. Holders of our Common Stock are only entitled to receive such dividends as our Board of Directors (the “Board”) may declare out of funds legally available for such payments. Most of our operations are conducted through our wholly owned subsidiaries, including Sunoco, Inc. (R&M), among others. Our ability to make dividend payments on the Common Stock depends upon the receipt of distributions from our direct and indirect subsidiaries. Although the Board has historically declared cash dividends on our Common Stock, it is not required to do so and may reduce or eliminate our Common Stock dividend in the future.

Our Common Stock is equity and is subordinate to our existing and future indebtedness and effectively subordinated to all the indebtedness claims against our subsidiaries. Shares of our Common Stock are equity interests and do not constitute indebtedness. As such, shares of our Common Stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation. In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the Common Stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the Common Stock effectively is subordinated to all existing and future liabilities and obligations of our subsidiaries.

Anti-takeover provisions could negatively impact our shareholders. Provisions of Pennsylvania law, our Articles of Incorporation and Bylaws, as amended, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us without the approval of our Board. Additionally, our Articles of Incorporation authorize our Board to issue preferred stock, which could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us.

USE OF PROCEEDS

The proceeds from the sale of the shares of Common Stock to which this prospectus supplement relates are solely for the account of the Selling Shareholder. We will not receive any proceeds from the sale of our Common Stock by the Selling Shareholder. We will pay the costs, expenses and fees incurred in connection with the preparation and filing of the accompanying prospectus and the related registration statement. The Selling Shareholder will pay all expenses incurred in connection with sales of the shares of our Common Stock covered by this prospectus supplement, which costs may include, among other things, underwriters’ discounts, brokerage fees and commissions.

SELLING SHAREHOLDER

This prospectus supplement covers the resale, from time to time, by the Selling Shareholder of shares of the Common Stock of the Company. The Selling Shareholder is a tax-qualified trust that holds the assets for the Sunoco, Inc. Retirement Plan and certain other defined benefit plans of Company subsidiaries. We have contributed the shares of Common Stock covered by this prospectus to the Selling Shareholder for the benefit of our employees who participate in these Plans.

The Company is registering the shares of Common Stock to provide the Trustee with freely tradable securities. The shares of Common Stock being registered by the registration statement, of which the accompanying prospectus forms a part, are held in the custody of The Bank of New York Mellon (the “Trustee”), 135 Santilli Highway, Everett, Massachusetts 02149, as the duly appointed trustee of the Selling Shareholder. We currently have on-going banking relationships with the Trustee in the ordinary course of business and expect to continue to have similar relationships with the Trustee in the future. The shares of Common Stock are held in one or more separate investment accounts at the Trustee.

Evercore Trust Company, N.A. has been appointed by the Benefit Plans Investment Committee (the “BPIC”) of the Company to act as independent, third party investment fiduciary to manage the shares of Common Stock contributed to the Selling Shareholder, and instruct the Trustee as to any disposition of the shares of Common Stock held by the Selling Shareholder (Evercore Trust Company, N.A. and any successor fiduciary being, the “Investment Manager”). The Investment Manager will have sole authority to manage such shares of Common Stock, subject to general investment criteria established by the BPIC. The Investment Manager will determine the time and manner of sale of the shares of Common Stock. The Investment Manager is not affiliated with the Company.

The registration of the shares of Common Stock does not necessarily mean that the Selling Shareholder will sell all or any of the shares of Common Stock registered by the registration statement of which the accompanying prospectus forms a part. The Selling Shareholder may offer and sell all or any portion of the shares of Common Stock covered by this prospectus supplement. and the accompanying prospectus, from time to time. Because the Selling Shareholder may sell, transfer or otherwise dispose of all, or a portion, of the shares of Common Stock covered by this prospectus supplement, or may even acquire additional shares from us in the future, we cannot determine the number of such shares of Common Stock that will be sold, transferred or otherwise disposed of by the Selling Shareholder, or the amount or percentage of shares of Common Stock that will be held by the Selling Shareholder upon termination of any particular offering.

The shares offered by this prospectus supplement are the only shares of Common Stock of the Company owned by the Selling Shareholder as of February 12, 2010.

DESCRIPTION OF THE COMMON STOCK

Our common stock is not redeemable or convertible and the holders of our common stock do not have any preemptive right to purchase our securities. Holders of our common stock are entitled to one vote per share on any matter submitted to our shareholders and do not have cumulative voting rights. Upon our dissolution, holders of our common stock are entitled to receive ratably all of our assets, if any, which remain legally available for distribution to them after distribution to the holders of our preference stock. Subject to the prior dividend rights of holders of our preference stock, holders of our common stock from time to time are entitled to receive dividends as and when declared by our board of directors out of legally available funds.

Under our Articles of Incorporation, a business combination or other specified transaction entered into with a holder of more than 10% of our voting stock (a “Related Person”) must either:

•	be approved by a vote of the holders of not less than 75% of our outstanding voting stock held by stockholders other than the Related Person;

•	be approved by two-thirds of the members of our board of directors not affiliated with the Related Person; or

•	satisfy certain minimum price criteria and procedural requirements with respect to our remaining shareholders.

PLAN OF DISTRIBUTION

The Selling Shareholder may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the NYSE, or any other national securities exchange, or automated inter-dealer quotation system on which shares of our Common Stock are then listed, through negotiated transactions or otherwise. The shares may be sold at prices and on terms then prevailing, at prices related to the then-current market price or at negotiated prices. The shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers. Sales of the shares may involve:

•	block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

The Investment Manager and the Selling Shareholder will act independently of us with respect to the timing, manner and size of each sale. The Selling Shareholder may, upon instructions from the Investment Manager, effect such transactions by selling shares of our Common Stock to, or through, broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated. Such compensation may be received if the broker-dealer acts as either an agent or as a principal. The Selling Shareholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved. Any offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, may be changed from time to time. The aggregate proceeds to the Selling Shareholder will be the sales price of the shares of common stock, less discounts and commissions, if any.

In offering the shares of Common Stock covered by this prospectus supplement, the Selling Shareholder and any broker-dealers or agents who execute sales for the Selling Shareholder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. Any profits realized by the Selling Shareholder and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between the Selling Shareholder and any broker-dealer or other agent relating to the sale or distribution of the shares of our Common Stock. We have not engaged any broker-dealer or agent in connection with the distribution of the shares of Common Stock.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

All of the shares of common stock to which this prospectus relates will be listed on the NYSE.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Ann C. Mulé, Esq., Chief Governance Officer, Assistant General Counsel and Corporate Secretary of the Company. Ms. Mulé participates in various of our employee benefit plans and, in connection with certain of such benefit plans, receives our Common Stock, options to purchase our Common Stock, and our common stock units.

EXPERTS

The consolidated financial statements and schedule of Sunoco, Inc. and subsidiaries, appearing in Sunoco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Sunoco, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Until our offering is completed, we also incorporate by reference into this prospectus any future financial statements and schedules in subsequent SEC filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in reliance on the reports made by the firm acting as our independent auditors, relating to these financial statements and schedules given on the particular firm’s authority as experts in accounting and auditing, but only to the extent that such firm has audited those financial statements and schedules, and consented to the use of their reports.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are specifically incorporating by reference the documents listed below, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished to the SEC under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, after the date of this prospectus until all the securities registered by this registration statement are sold. These reports contain important information about us, our financial condition and results of operations:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed February 25, 2009), including any amendment(s) or report(s) filed for the purpose of updating such filing;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filed May 7, 2009), June 30, 2009 (filed August 6, 2009), and September 30, 2009 (filed November 5, 2009), respectively; and

•

our Current Reports on Form 8-K filed March 13, 2009; March 31, 2009; July 7, 2009; October 6, 2009; December 4, 2009; January 29, 2010; February 4, 2010 (including the information furnished under Item 2.02, but not Item 7.01 thereof); and February 11, 2010.

We make available free of charge through our Internet website, www.SunocoInc.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus supplement or the accompanying prospectus.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at the following address:

Sunoco, Inc.

Investor Relations

Mellon Bank Center

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

Telephone: (215) 977-6440

PROSPECTUS

Sunoco, Inc.

Debt Securities

Preference Stock

Common Stock

Warrants

Sunoco, Inc., or selling shareholders, may, in one or more offerings, offer and sell from time to time shares of Sunoco, Inc.’s common stock. In addition, Sunoco, Inc. may, in one or more offerings, offer and sell from time to time:

•	unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures;

•	shares of preference stock in one or more series, which may be converted into or exchanged for debt securities or common stock; or

•	warrants to purchase debt securities, preference stock, common stock or other securities.

We (or, in the case of our common stock, we or selling shareholders) will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes only the general terms of these securities and the general manner in which we (or, in the case of our common stock, we or selling shareholders) will offer the securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in these securities. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

These securities may be sold to underwriters, or directly to purchasers, agents, dealers or through brokers. The names of any other underwriters or of any dealers or agents will be identified in the prospectus supplement. We will not receive any proceeds from the sale of our common stock by selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling shareholders may from time to time sell our common stock in one or more offerings.

We provide information to you about the securities in two separate documents that progressively provide more specific detail:

•	this prospectus, which contains general information, some of which may not apply to your securities; and

•	an accompanying prospectus supplement, which describes the specific terms of your securities and may also add, update or change information contained in this prospectus.

If the terms of the securities offered vary between the accompanying prospectus supplement and this prospectus, you should rely on the information contained in the prospectus supplement.

You should read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” to learn more about us and the securities we are offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, that registers the securities to be offered subsequently by any prospectus supplement to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.SunocoInc.com. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are specifically incorporating by reference the documents listed below, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished to the SEC under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, after the date of this prospectus until all the securities registered by this registration statement are sold. These reports contain important information about us, our financial condition and results of operations:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed February 25, 2009), including any amendment(s) or report(s) filed for the purpose of updating such filing;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filed May 7, 2009), June 30, 2009 (filed August 6, 2009), and September 30, 2009 (filed November 5, 2009), respectively; and

•

our Current Reports on Form 8-K dated March 13, 2009; March 31, 2009; July 7, 2009; October 6, 2009; December 4, 2009; January 29, 2010; February 4, 2010 (including the information furnished under Item 2.02, but not Item 7.01 thereof); and February 11, 2010.

We make available free of charge through our Internet website, www.SunocoInc.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus or any prospectus supplement.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at the following address:

Sunoco, Inc.

Investor Relations

Mellon Bank Center

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

Telephone: (215) 977-6440

You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with other information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING INFORMATION

Some of the information contained in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements discuss estimates, goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “scheduled,” “should,” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. In addition, statements in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) concerning future dividend declarations are subject to approval by our Board of Directors and will be based upon circumstances then existing. Such risks and uncertainties include, without limitation:

•	General economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations;

•	Changes in refining, marketing and chemical margins;

•	Changes in coal and coke prices;

•	Variation in crude oil and petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation;

•	Effects of transportation disruptions;

•	Changes in the price differentials between light-sweet and heavy-sour crude oils;

•	Changes in the marketplace which may affect supply and demand for Sunoco’s products;

•	Changes in competition and competitive practices, including the impact of foreign imports;

•	Effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand;

•	Age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties;

•	Changes in the expected operating levels of Company assets;

•	Changes in the level of capital expenditures or operating expenses;

•

Effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions);

•	Changes in the level of environmental capital, operating or remediation expenditures;

•	Delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation);

•	Changes in product specifications;

•	Availability and pricing of ethanol and related RINs (Renewable Identification Numbers) used to demonstrate compliance with the renewable fuels standard for credits and trading;

•	Political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities;

•	Military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil;

•	Ability to conduct business effectively in the event of an information systems failure;

•	Ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses;

•	Ability to effect divestitures under favorable terms;

•	Ability to enter into joint ventures and other similar arrangements under favorable terms;

•	Changes in the availability and cost of equity and debt financing, including amounts under the Company’s revolving credit and accounts receivable securitization facilities;

•	Performance of financial institutions impacting the Company’s liquidity, including those supporting the Company’s revolving credit and accounts receivable securitization facilities;

•	Impact on the Company’s liquidity and ability to raise capital as a result of changes in the credit ratings assigned to the Company’s debt securities or credit facilities;

•	Changes in credit terms required by suppliers;

•	Changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of the Company’s insurers to meet their obligations;

•	Changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions;

•	Changes in financial markets impacting pension expense and funding requirements;

•	Risks related to labor relations and workplace safety;

•	Nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners;

•	Changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming;

•	Claims of the Company’s noncompliance with statutory and regulatory requirements; and

•

Changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration, or other proceedings, including natural resource damage claims.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and the accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.

ABOUT SUNOCO

Our headquarters are at 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Our telephone number is (215) 977-3000 and our Internet website address is www.SunocoInc.com.

We were incorporated in Pennsylvania in 1971. We, or our predecessors, have been active in the petroleum industry since 1886. We are a leading manufacturer and marketer of petroleum and petrochemical products. With 675,000 barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, and an ownership interest in approximately 6,000 miles of crude oil and refined product pipelines and 41 product terminals, we are one of the largest independent refiner-marketers in the United States. We are a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. In the United States, we also have the nominal capacity to manufacture approximately 3.67 million tons annually of high-quality metallurgical-grade coke for use in the steel industry, and we are the operator of, and have an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include:

•	paying or refinancing our indebtedness;

•	funding working capital, capital expenditures or acquisitions;

•	investing in or lending money to our subsidiaries; and

•	repurchasing or redeeming our securities.

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

We will not receive any of the proceeds from the sale of our common stock by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following are the ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,			Years Ended December 31,
	2009		2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	N/A	(1)	7.41	7.88	7.62	9.13	10.40	6.77

(1)	Earnings were inadequate to cover fixed charges by $591 million.

We have computed the ratio of earnings to fixed charges using principally pretax earnings from continuing operations before deducting fixed charges. Fixed charges consist of interest cost and debt expense (including amounts capitalized) and one-third of rental expense relating to operating leases (which is that portion deemed to be interest). The computation of the ratios for all periods presented treats the Tulsa refinery, which was sold on June 1, 2009, as a discontinued operation and reflects the adoption of new accounting guidance concerning noncontrolling interests, which was effective January 1, 2009.

SELLING SHAREHOLDERS

We are registering for resale an indeterminate number of shares of our common stock, par value $1.00 per share, held by certain of our shareholders to be named in a prospectus supplement.

The prospectus supplement for any offering of our common stock by a selling shareholder hereunder will include, among other things, the following information:

•	the name of the each selling shareholder;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares of our common stock held by each selling shareholder prior to the offering;

•	the number of shares of our common stock to be offered for each selling shareholder’s account; and

•	the number and (if one percent or more) the percentage of our common stock held by each of the selling shareholders after the offering.

PLAN OF DISTRIBUTION

We (or, in the case of our common stock, we or selling shareholders) may sell the securities offered by this prospectus:

•	to or through underwriters or dealers;

•	directly to one or more institutional purchasers; or

•	through agents.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the securities may be listed.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling shareholders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities, or of any such other securities, the underwriters may bid for, and purchase, the securities, or any such other securities, in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We or, if applicable, selling shareholders, also may sell the securities directly or through designated agents. Any agent involved in the offering and sale of the securities, and the commissions payable to any agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We or, if applicable, selling shareholders, may authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutional investors to which such offers may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions as may be approved by us. The obligations of any purchasers under any such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such institution is subject. The underwriters will not have any responsibility with respect to the validity of such arrangements or our performance or the performance of any institutional investors thereunder.

The underwriters and agents who participate in the distribution of these securities may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act. These underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania and by Ann C. Mulé, Esq., Chief Governance Officer, Assistant General Counsel and Corporate Secretary of Sunoco, Inc. Any underwriters will be advised about other issues relating to any offering by their own legal counsel. Ms. Mulé participates in various of our employee benefit plans and, in connection with certain of such benefit plans, receives our common stock, options to purchase our common stock, and our common stock units.

EXPERTS

The consolidated financial statements and schedule of Sunoco, Inc. and subsidiaries, appearing in Sunoco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Sunoco, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Until our offering is completed, we also incorporate by reference into this prospectus any future financial statements and schedules in subsequent SEC filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in reliance on the reports made by the firm acting as our independent auditors, relating to these financial statements and schedules given on the particular firm’s authority as experts in accounting and auditing, but only to the extent that such firm has audited those financial statements and schedules, and consented to the use of their reports.

SUNOCO, INC.

PROSPECTUS

February 11, 2010